Second Supplement dated November 3, 2006

To Prospectus Supplement dated October 24, 2006 (and Supplement dated October 26, 2006)

(To Prospectus dated June 8, 2006)

$832,855,000

Fieldstone Investment Corporation

Seller and Sponsor

Fieldstone Mortgage Investment Corporation

Depositor

Wells Fargo Bank, N.A.

Master Servicer, Trust Administrator and Custodian

Fieldstone Mortgage Investment Trust, Series 2006-3

Issuing Entity

Fieldstone Mortgage Investment Trust Mortgage-Backed Notes, Series 2006-3

The prospectus supplement dated October 24, 2006 (as supplemented by the supplement dated October 26, 2006) to the prospectus dated June 8, 2006 is hereby amended to reflect a change to the definition of Required Loss Percentage. The revised definition of Required Loss Percentage is set forth in its entirety below:

Required Loss Percentage	for any Payment Date, the applicable percentage for such Payment Date set forth in the following table:
	Payment Date Occurring In	Required Loss Percentage
	November 2008 to October 2009	1.45% with respect to November 2008, plus an additional 1/12th of 1.80% for each month thereafter
	November 2009 to October 2010	3.25% with respect to November 2009, plus an additional 1/12th of 1.85% for each month thereafter
	November 2010 to October 2011	5.10% with respect to November 2010, plus an additional 1/12th of 1.45% for each month thereafter
	November 2011 to October 2012	6.55% with respect to November 2011, plus an additional 1/12th of 0.75% for each month thereafter
	November 2012 and thereafter	7.30%

Merrill Lynch & Co.

Credit Suisse
Bear, Stearns & Co. Inc.
Lehman Brothers

November 3, 2006